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                                                                    EXHIBIT 4.11

                             CANNONDALE CORPORATION

                             2000 STOCK OPTION PLAN


         1. Purpose. The purpose of the Cannondale Corporation 2000 Stock Option Plan (the "Plan") is to enable Cannondale Corporation (the "Company") and its stockholders to secure the benefits of common stock ownership by employees and officers of the Company and its subsidiaries and by consultants and advisors to the Company and its subsidiaries. The Board of Directors of the Company (the "Board") believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the continued profitability and long-term future growth of the Company.

         2. Stock Subject to the Plan. The Company may issue and sell a total of 1,000,000 shares of its common stock, $0.01 par value per share (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

         3. Administration. The Plan will be administered by a committee (the "Committee") consisting of at least two Non-Employee Directors within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), appointed by and serving at the pleasure of the Board. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan and option award agreements made under the Plan, to supervise the administration of the Plan and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

         4. Eligibility. Options may be granted under the Plan to individuals who at present or in the future serve as employees or officers of the Company or a subsidiary of the Company (a "Subsidiary") within the meaning of Section
424(f) of the Internal Revenue Code of 1986, as amended, or who at the time of grant are engaged as consultants or advisors to the Company or a Subsidiary, but, in either case, who do not serve as both officers and directors of the Company. Subject to the provisions of the Plan, the Committee may from time to time select the persons to whom options will be granted under the Plan, and will fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation,
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exercise price and restrictions on exercisability of the option or on the shares of Common Stock issued upon exercise thereof). Notwithstanding the preceding sentence, in any calendar year, persons who are either officers or directors of the Company may not be granted options covering 50% or more of the aggregate number of shares of Common Stock subject to all options granted under the Plan during such year. For purposes of this Plan, "officers" shall have the same meaning as defined by the Securities and Exchange Commission in Rule 16a-1(f) under the Act, or any successor rule.

         5. Terms and Conditions of Options. Each option granted under the Plan will be evidenced by a written award agreement in substantially the form attached hereto as Exhibit I, or such other form approved by the Committee from time to time. Each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan as the Committee deems appropriate as reflected in the written award agreement.

         (a) Option Exercise Price. The exercise price per share may not be less than 100% of the Fair Market Value of a share of the Common Stock on the date of grant of the option. "Fair Market Value" shall mean the closing price of a share of the Common Stock on the Nasdaq National Market, or, if the Company elects to list or admit the Common Stock on another exchange or service instead of the Nasdaq National Market, on such other exchange or service, on the date immediately preceding the date of grant of the option, or if no shares were traded on such determination date, the next preceding date on which the Common Stock was traded, or the Fair Market Value as determined by any other method adopted by the Committee from time to time, which the Committee may deem appropriate under the circumstances, or as may be required in order to comply with the requirements of applicable laws and regulations.

         (b) Exercise of Options. No option will become exercisable unless the person to whom the option was granted remains in the continuous employ or service as an officer of the Company or an affiliate (as defined below) for at least one year (or for such other period as the Committee may designate) from the date the option is granted; provided, however, that in the case of an option granted to a consultant or advisor to the Company or a Subsidiary, there shall be no requirement for such person's continued provision of services to the Company or an affiliate unless such requirement is imposed by the Committee at the time the option is granted. For purposes of this Plan, "affiliate" means either a Subsidiary or any entity in an unbroken chain of entities ending with the Company if each of the entities other than the Company owns an equity interest holding 25% of the total combined voting power of all equity holders in one of the other entities in such chain. Subject to earlier termination of the option as provided herein, unless the Committee determines otherwise, the option will become exercisable in accordance with the following schedule based upon the number of full years of the optionee's continuous employment with the Company or an affiliate following the date of grant:

Full Years of Continuous      Incremental Percentage   Cumulative Percentage of
       Employment             of Option Exercisable       Option Exercisable
------------------------      ----------------------   ------------------------
     Less than 1                        0%                        0%
     1                               33 1/3%                    33 1/3%


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
    2                               33 1/3%                    66 2/3%
    3 or more                       33 1/3%                     100%

provided, however, that in the event the exercise period of an option is three years or less, the foregoing schedule shall be deemed to be modified to provide that any remaining portion of the option shares which have not yet become exercisable shall become exercisable on the date which is one year prior to the date of expiration of the option; and provided, further, that an option granted to a consultant or advisor to the Company or an affiliate shall be immediately exercisable in full unless the Committee determines otherwise at the time of the option grant.

         All or any part of the exercisable portion of an option may be exercised at any time during the option period, except that, without the written consent of the Committee, no partial exercise of an option may be for less than 50 shares. An option may be exercised by transmitting to the Company (i) a written notice specifying the number of shares to be purchased and (ii) payment of the exercise price, together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations).

         (c) Payment of Exercise Price. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option award agreement, including, without limitation, previously-owned shares of Common Stock owned for at least six months prior to the date of option exercise.

         (d) Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

         (e) Nontransferability of Options. No option granted under the Plan may be assigned or transferred except by will or by the applicable laws of descent and distribution and each such option may be exercised during the optionee's lifetime only by the optionee.

         (f) Termination of Employment or Other Service. If an optionee ceases to be an employee or to perform services as an officer for the Company and any affiliate for any reason other than death or disability (as defined below), then each outstanding option granted to him or her under the Plan will terminate on the date three months after the date of such termination of employment (or, if earlier, the date specified in the option agreement). If an optionee's employment is terminated by reason of the optionee's death or disability (or if the optionee's employment is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment), then each outstanding option granted to the optionee under the Plan will terminate on the date one year after the date of such termination


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of employment (or one year after the later death of a disabled optionee) or, if earlier, the date specified in the option agreement. For purposes hereof, the term "disability" means the inability of an optionee to perform the customary duties of his or her employment for the Company or an affiliate by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration (but in any event no less than twelve months). Notwithstanding the foregoing, if and to the extent that the option is exercisable at the time of termination of services, an option granted to a consultant or advisor to the Company or an affiliate shall not terminate because such person ceases to provide services to the Company or an affiliate, unless the Committee provides otherwise at the time the option is granted.

         (g) Other Provisions. The Committee may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

         6. Capital Changes, Reorganization, Sale.

         (a) Adjustments upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under the Plan, the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

         (b) Change of Control. (i) Except as provided in subparagraph (c) below, upon a Change of Control (as defined below), any option granted hereunder shall immediately become vested, and the optionee shall have the right to exercise his or her option in whole or in part, so long as such option remains outstanding, whether or not any other vesting requirements set forth in the option agreement or herein have been satisfied.

                  (ii) For the purpose of this Plan, a "Change of Control" shall mean:

                           A. The acquisition by any individual, entity or group
(within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subparagraph A, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subparagraph C of this Section 6(b)(ii); or

                           B. Individuals who, as of the date hereof, constitute
the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose


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election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           C. Approval by the stockholders of the Company of a
reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination would beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                           D. Approval by the stockholders of the Company of a
complete liquidation or dissolution of the Company.

                  (iii) Conversion of Options on Stock for Stock Exchange. If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall vest in accordance with the provisions of subparagraph (b) above. The amount and price of converted options shall be determined by


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adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless the Board determines otherwise, the converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement or herein have been satisfied.

         (c) Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and each such option will cover only the number of full shares resulting from the adjustment.

         (d) Determination of Board to be Final. All adjustments under this paragraph 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         7. Amendment and Termination of the Plan. The Board may amend or terminate the Plan. No amendment or termination may affect adversely any outstanding option without the written consent of the optionee.

         8. No Rights Conferred. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ of the Company or any affiliate or interfere in any way with the right of the Company to terminate the employment of the optionee.

         9. GOVERNING LAW. THE PLAN AND EACH OPTION AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS RULES OR PRINCIPLES.

         10. Effective Date; Term of the Plan. The Plan shall be effective as of December 11, 2000. The Plan will terminate on December 11, 2010, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option (as then in effect or thereafter amended).

         11. Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors and officers to satisfy the conditions of Rule 16b-3 or its successors; to the extent that any provision of the Plan would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. This Section shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Act.


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